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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of New York Telephone Company on Form S-3 (File No. 33-50615), Form S-3 (File No. 33-49697) and Form S-3 (File No. 333-45779) of our report dated February 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and December 31, 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.


1301 Avenue of the Americas
New York, New York
March 25, 1998